Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-126743 of Diamond Foods, Inc. on Form S-8 of our report dated August 3, 2006, relating to the financial statements of Harmony Foods Corporation – Retail Division as of March 31, 2006 and for the nine-month period then ended appearing in this Amendment to Current Report on Form 8-K of Diamond Foods, Inc.
/s/ Deloitte & Touche LLP
Oakland, California
September 1, 2006